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                                                                      Exhibit 11

                             BTU INTERNATIONAL, INC.
                   CALCULATION OF NET INCOME PER COMMON SHARE
                  (Dollars in Thousands, except per share data)



                                                                  For the Year Ended December 31,
                                                                  -------------------------------
                                                                1997           1996           1995
                                                                ----           ----           ----
Net income                                                   $    1,250     $    3,560     $    5,073

Dividends accrued - Class A and Class AA redeemable
  preferred stock                                                     -              -            (93)
                                                             ----------     ----------     ----------

Net income applicable to
  common stockholders                                        $    1,250     $    3,560     $    4,980
                                                             ==========     ==========     ==========

Weighted average number of shares outstanding
   Basic Shares                                               7,290,548      7,303,936      7,230,346

   Effect of Dilutive Options                                    45,154         33,773         89,771
                                                             ----------     ----------     ----------

   Diluted Shares                                             7,335,702      7,337,709      7,320,117
                                                             ==========     ==========     ==========

Earnings Per Share

   Basic                                                     $     0.17     $     0.49     $     0.69
                                                             ----------     ----------     ----------

   Diluted                                                   $     0.17     $     0.49     $     0.68
                                                             ----------     ----------     ----------





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